Exhibit 21

SUBSIDIARIES OF THE COMPANY

      Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All are wholly-owned unless otherwise indicated. Other subsidiaries have been omitted because, considered in the aggregate, they would not constitute a significant subsidiary.

Jurisdiction of
Name of Subsidiary	Organization

Bowne Business Communications, Inc.	New York

Bowne Business Enterprises, L.P.	Delaware

Bowne Business Solutions, Inc.	Delaware

Bowne de Montréal, Inc.	Canada

Bowne Enterprise Solutions, L.L.C.	New York

Bowne Global Solutions, Inc.	California

Bowne Global Solutions (France), S.A.R.L.	France

Bowne Global Solutions (Germany), G.m.b.H.	Germany

Bowne Global Solutions (Ireland), Ltd.	Ireland

Bowne Global Solutions Japan, Inc.	Japan

Bowne Global Solutions (Netherlands), B.V.	Netherlands

Bowne Global Solutions (Spain), S.L.	Spain

BGS Companies, Inc.	Delaware

Bowne Technology Enterprise, L.L.C.	New York

Bowne International, Ltd.	United Kingdom

Bowne International, S.A.R.L.	France

Bowne Litigation Solutions, L.P.	Delaware

Bowne Localization, Inc.	Delaware

Bowne of Atlanta, Inc.	Georgia

Bowne of Boston, Inc.	Massachusetts

Bowne of Canada, Ltd.	Ontario, Canada

Bowne of Chicago, Inc.	Delaware

Bowne of Cleveland, Inc.	Ohio

Bowne of Dallas, L.P.	Delaware

Bowne of Europe, B.V.	Netherlands

Bowne of Germany Holding G.m.b.H.	Germany

Bowne of Los Angeles, Inc.	California

Bowne of New York City, L.L.C.	New York

Bowne of Ontario, L.P.	Ontario, Canada

Bowne of Phoenix, Inc.	Arizona

Bowne Solutions, L.L.C.	Delaware

Bowne of South Bend, Inc.	Delaware

Mendez, B.V.B.A	Belgium

Lernout & Hauspie Spain S.A.	Spain

Mendez, France, S.A.R.L.	France

L & H Editions, S.A.	France

L & H Linguex, S.A.	France

L & H Mendez Brazil, Ltda	Brazil

L & H Mendez Portugal, Ltda	Portugal

L & H Italia, S.r.L.	Italy

L & H Sweden, AB	Sweden

L & H Mendez Sweden, AB	Sweden

Mendez, OY	Finland

Mendez Nederland, B.V.	Netherlands

Lernout & Hauspie, LLC	Washington

Mendez, Denmark A/S	Denmark

Mendez Norge A/S	Norway

L & H Mendez, Gmbh	Germany

Lernout & Hauspie Investments, Ltd	U.K.

L & H Mendez Japan, KK	Japan

World Tech Corp.	Korea

Clockworks Ireland	Ireland

Bowne Global Solutions Korea	Korea

Bowne Global Solutions Denmark, A/S	Denmark

Bowne Global Solution Finland OY(1)	Finland

Bowne Global Solutions Italy	Italy

Technical Core., KK	Japan

DataLink Co., KK	Japan

Bowne Global Solutions Limitada Brazil	Brazil

Bowne International, LLC	Delaware

Bowne International de Mexico, S.A.de.C.V.	Mexico

Bowne Williams Lea Pty Ltd.	New South Wales

Bowne Global Solutions II (Sweden) AB	Sweden

Bowne Global Solutions II (U.K.) Limited	United Kingdom

Bowne Global Solutions II Canada, Inc.	Ontario, Canada

Bowne Global Solutions II Chile Traducciones Ltda.	Chile

Bowne Global Solutions II Denmark A/S	Denmark

Bowne Global Solutions II Espana, S.L.	Spain

Bowne Global Solutions II France S.A.S.	France

Bowne Global Solutions II GmbH	Germany

Bowne Global Solutions II Japan, Inc.	Japan

Bowne Global Solutions II Norway AS	Norway

Bowne Global Solutions II (Finland) AB	Finland

Bowne Global Solutions II, Inc.	New York

DecisionQuest	California

DQ Squared, Inc.	California

Color Cave, Inc.	California

CaseSoft(2)	California

CaseVenture(3)	California

(1)	80% owned by an affiliate of the Company.
(2)	49% owned by an affiliate of the Company.
(3)	50% owned by an affiliate of the Company.